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                                  EXHIBIT 4(d)

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                               SYMIX SYSTEMS, INC.







                      WARRANT FOR THE PURCHASE OF SHARES OF
                       COMMON STOCK OF SYMIX SYSTEMS, INC.


NO. 1-A                                                      WARRANT TO PURCHASE
                                                                  217,320 SHARES


         THIS WARRANT AND THE SECURITIES TO BE ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE THEREWITH. THIS WARRANT AND THE SECURITIES TO BE ACQUIRED UPON EXERCISE OF THIS WARRANT ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY.

         FOR VALUE RECEIVED, SYMIX SYSTEMS, INC., an Ohio corporation (the "COMPANY"), hereby certifies that MORGAN STANLEY DEAN WITTER VENTURE PARTNERS IV, L.P., its successor or permitted assigns (the "HOLDER"), is entitled, subject to the provisions of this Warrant (the "WARRANT"), to purchase from the Company, at the times specified herein, up to an aggregate of 217,320 fully paid and non-assessable Common Shares (as hereinafter defined), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Common Shares to be received upon the exercise of this Warrant and the price to be paid for a Common Share are subject to adjustment from time to time as hereinafter set forth. This Warrant and the Warrant Shares (as hereinafter defined) may be assigned, transferred, sold, offered for sale or exercised by the Holder only upon compliance with the terms and conditions hereof.



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           1.   Definitions.  (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "COMMON SHARES" means the common shares, no par value, of the Company.

         "DULY ENDORSED" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

         "EXERCISE PRICE" means $15.00 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

         "EXPIRATION DATE" means 5:00 p.m. New York City time on the fifth anniversary of the date hereof.

         "INVESTOR RIGHTS AGREEMENT" means the Investor Rights Agreement dated as of the date hereof among the Company and the shareholders listed on the signature pages thereto.

         "PERSON" means an individual, partnership, limited liability company, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "HOLDERS" means the original Holders of the Warrants issued pursuant to the Securities Purchase Agreement, or if any such original Holder so elects, any transferee of all or any portion of this Warrant whom such original Holder shall have designated by written notice to the Company. Any successor Holder designated pursuant to the immediately preceding sentence shall also have the right upon any subsequent transfer to designate a successor Holder in the manner described above.

         "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of May 10, 2000 among the Company and the Investors listed



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on the signature pages thereto, providing for the purchase and issuance of the
Series A Convertible Participating Preferred Stock and the Warrants.

         "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          (b) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Investor Rights Agreement.

           2.   Exercise of Warrant.

          (a) Any sale, transfer, assignment or hypothecation of this Warrant, whether in whole or in part, must be in compliance with Paragraph 12 of this Warrant. Subject to the other terms and conditions of this Warrant, the Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. Subject to paragraph 2(e) below, no earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

          (b) The Exercise Price may be paid by wire transfer or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check.

          (c) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Warrant to the Person or Persons entitled to receive the same.

          (d) Upon exercise or partial exercise and surrender of this Warrant in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant appropriate evidence of ownership of the Common Shares or other securities or property (including any money) to which the Holder is



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entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.

          (e) In lieu of exercising the Warrant pursuant to paragraph 2(a), the Holder may elect in accordance with the procedures set forth in this paragraph 2 to exchange this Warrant for shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C, and (c) dividing the product by A as set forth in the following equation:

                  X = (A - B) x C where:
                           A

                           X  =     the number of shares of Common Stock
                                    issuable upon exchange pursuant to this
                                    paragraph 2(e).

                           A  =     the Daily Price (as defined below) on the
                                    day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to paragraph 2(a).

                           B  =     the Exercise Price.

                           C  =     the number of shares of Common Stock as to
                                    which this Warrant being exchanged would other be exercisable for pursuant to paragraph 2(a).

         If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued pursuant to this paragraph 2(e).

         (f) Mandatory Exercise. (i) If at any time after the second anniversary of the date of issuance of this Warrant the Daily Price for a Common Share for each and every day of any period of 40 consecutive trading days exceeds $24, then this Warrant shall be automatically exercised on a net issuance basis in accordance with paragraph (e) above at the Exercise Price, as adjusted, then in effect as of the close of business on the last trading day of the 40 trading day period (a "MANDATORY EXERCISE EVENT") into Common Shares (or other securities or property into which this Warrant is then convertible). This Warrant as so exercised shall be treated as having been surrendered by the Holder thereof for



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exercise pursuant to Section 2 as of the close of business on the last trading day of the 40 trading day period.

         (ii) If the Company shall at any time after the date of issuance of this Warrant pay any dividend on Common Shares payable in Common Shares or effect a subdivision or combination of the outstanding Common Shares (by reclassification, stock split or otherwise) into a greater or lesser number of Common Shares, then the share price referred to in clause (i) above shall be adjusted upon the earlier of the public announcement or the occurrence of any such event by multiplying the share price by a fraction of which the numerator is the number of Common Shares that were outstanding immediately prior to such event and of which the denominator is the number of Common Shares outstanding immediately after such event; provided, however, that if thereafter, and before such dividend is paid or such subdivision or combination is effected, the Company legally abandons its plan to pay such dividend or to effect such subdivision or combination, then any adjustment made to such share price by reason of such public announcement shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

           3. Restrictive Legend. Certificates representing Common Shares issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that and for so long as such legend is required pursuant to the Investor Rights Agreement or applicable law.

           4. Reservation of Shares. The Company hereby agrees that at all times prior to the expiration hereof there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant such number of its authorized but unissued Common Shares or other securities of the Company from time to time issuable upon the full exercise of the then unexercised portion of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise or exchange, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Investor Rights Agreement and as may be required under applicable law.

           5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or exchange of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph 8(g)) at the date of such exercise or exchange.

           6.   Transfer or Assignment of Warrant.



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          (a) This Warrant and all rights hereunder are not transferable by the registered Holder hereof except to any Person who, prior to such transfer, agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Warrant and the Investor Rights Agreement in accordance with the provisions hereof and thereof. Each Holder of this Warrant by taking or holding the same, consents and agrees that the registered Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

          (b) Subject to compliance with the terms of this Warrant and the Investor Rights Agreement, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant for the Common Shares assigned in the Warrant Form Assignment in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, a new Warrant for the balance of the Common Shares for which this Warrant is then exercisable which are not so assigned in the name of the Holder and this Warrant shall promptly be canceled.

           7. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like tenor and date.

           8.   Anti-dilution Provisions.

         (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Shares payable in Common Shares, (ii) subdivide or split the outstanding Common Shares, (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares, or
(iv) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph 8(i), the exercise of this Warrant after such time shall entitle the Holder to receive the aggregate number of Common Shares or other securities of the Company (or shares of any



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security into which such Common Shares have been reclassified pursuant to clause
8(a)(iii) or 8(a)(iv) above) which, if this Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall issue or sell any Common Shares (other than Common Shares issued (i) upon exercise of the Warrants or conversion of the Series A Convertible Participating Preferred Shares of the Company (the "PREFERRED SHARES"), (ii) pursuant to the Company's stock option plans or pursuant to any similar Common Share related employee compensation plan of the Company approved by the Company's Board of Directors or (iii) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs 8(c) or 8(d) hereof) without consideration or for a consideration per share less than the Exercise Price (the "ISSUE PRICE"), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding immediately prior to the time of such issuance or sale multiplied by the Issue Price and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of Common Shares outstanding immediately after such issuance or sale and the Exercise Price. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Holders of 75% of the outstanding Warrants shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to a majority of such Holders to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

         (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Shares or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the Exercise Price on such record date, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record



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date and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof, as though such maximum number of Common Shares had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of Common Shares, in the latter event.

         (d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause 8(b)(i)) or warrants entitling the holders thereof to subscribe for or purchase Common Shares (or securities convertible into Common Shares) or shall issue convertible securities (other than the Preferred Shares), and the price per Common Share of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Exercise Price, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof as though such maximum number of Common Shares had been so issued for an aggregate consideration equal to the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph
8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of Common Shares, in the latter event. No adjustment of



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the Exercise Price shall be made pursuant to this paragraph 8(d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph 8(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

          (e) In case the Company shall fix a record date for the making of a dividend or distribution to holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets or other property (other than regular periodic dividends payable in cash or Common Shares or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph 8(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph 8(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one Common Share, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (f) If the average (weighted by daily trading volume) of the Daily Prices (as defined below) per Common Share for the 40 consecutive trading days immediately preceding the fourth anniversary of the date of issuance of the Series A Preferred Shares (the "AVERAGE WEIGHTED PRICE") is less than $15.00 then the Exercise Price then in effect shall be reduced to the greater of (i) the Average Weighted Price and (ii) 75% of the Exercise Price.

         (g) For the purpose of any computation under paragraph 5 or paragraph 8(b), 8(c), 8(d), 8(e) or 8(f) hereof, on any determination date the "CURRENT MARKET PRICE PER COMMON SHARE" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Shares for the 20 consecutive trading days immediately prior to such date. "DAILY PRICE" means (A) if such Common Shares then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price per share on such day as reported on the NYSE Composite Transactions Tape; (B) if the shares of such class of Common Shares then are not listed and traded on the NYSE, the closing price per share on such day as reported



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by the principal national securities exchange on which the shares are listed and traded; (C) if such Common Shares then are not listed and traded on any such securities exchange, the last reported sale price per share on such day on the NASDAQ Stock Market; or (D) if such Common Shares then are not traded on the NASDAQ Stock Market, the average of the highest reported bid and lowest reported asked price per share on such day as reported by NASDAQ. If on any determination date such Common Shares are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors of the Company. If the Holders of 75% of the outstanding Warrants shall object to any determination by the Board of Directors of the Company of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the Common Shares as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to such Holders. For purposes of any computation under this paragraph 8, the number of shares of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company.

          (h) All calculations under this paragraph 8 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

          (i) In the event that, at any time as a result of the provisions of this paragraph 8, the holder of this Warrant upon subsequent exercise or exchange shall become entitled to receive any shares of capital stock of the Company other than Common Shares, the number of such other shares so receivable upon exercise or exchange of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (j) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs 8(a), 8(b), 8(c), 8(d) or 8(e) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (k) If the Company shall fix a record date relating to the payment of a dividend or other distribution or the issuance of rights, options or warrants as contemplated under this paragraph 8 (which results in an adjustment to the Exercise Price under the terms of this Warrant) and shall thereafter, and before such dividend or distribution is paid or delivered or before such issuance, legally



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abandon its plan to pay or deliver such dividend or distribution or to make such issuance, then any adjustment made to the Exercise Price and number of Common Shares purchasable upon exercise of this Warrant by reason of the fixing of such record date shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

         9. Consolidation, Merger, or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise or exchange this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Shares for which this Warrant may have been exercised or exchanged immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Shares is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Shares failed to exercise such rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each Common Share held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger or sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise or exchange, such shares of stock, other securities, cash and property.



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The provisions of this paragraph 9 shall similarly apply to successive consolidations, mergers, sales or transfers. For purposes of this paragraph 9, "Person" shall not include any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

          10. Notices. Any notice, request, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery in accordance herewith:

         If to the Company:

                  Symix Systems, Inc.
                  2800 Corporate Exchange Drive
                  Columbus, Ohio 43231
                  Telecopy: (614) 895-2972
                  Attention: Corporate Counsel

         If to the Holder:

                  MSDW Venture Partners
                  1221 Avenue of the Americas
                  New York, New York 10020
                  Telecopy: 212-762-8424
                  Attention: Controller

Each such notice, request, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

         11. Rights of the Holder. Prior to the exercise or exchange of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

         12. Transferee Representations. Prior to effecting any transfer of this Warrant or any part hereof, each prospective transferee shall represent in writing to the Company that:



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          (a) Such transferee is an "accredited investor" within the meaning of
         Rule 501 under the 1933 Act and such transferee was not organized for the specific purpose of acquiring this Warrant or the Common Shares issuable upon exercise of this Warrant;

          (b) such transferee has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of such transferee's investment in the Company and is able financially to bear the risks thereof;

          (c) such transferee has had an opportunity to obtain whatever information concerning the Company and the Common Shares as has been requested from the Company by such transferee in order to make such transferee's investment decision with respect to this Warrant and the Common Shares;

          (d) this Warrant is being acquired by such transferee for such transferee's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

          (e) such transferee understands that (i) this Warrant and the Common Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, in reliance upon an exemption from the registration requirements of such act pursuant to
         Section 4(2) thereof or Rule 506 promulgated under such act and under applicable state securities laws, (ii) this Warrant and the Common Shares issuable upon exercise of this Warrant must be held indefinitely unless a subsequent disposition thereof is registered under such act and under applicable state securities laws or is exempt from such registration, (iii) this Warrant and the Common Shares issuable upon exercise of this Warrant will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect.

          13. GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

          14. Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of May 10, 2000.

                                            SYMIX SYSTEMS, INC.



                                            By:/s/ Lawrence DeLeon
                                               ---------------------------------
                                               Name: Lawrence DeLeon
                                               Title: CFO


Acknowledged and Agreed:

MORGAN STANLEY DEAN WITTER VENTURE PARTNERS IV, L.P.

By: MSDW Venture Partners IV, LLC,
    as general partner

By: MSDW Venture Partners IV, Inc.,
    as member

By: /s/Guy de Chazal
    ----------------------------
    Name: Guy de Chazal
    Title: Managing Director

                             WARRANT EXERCISE NOTICE

                (To be delivered prior to exercise of the Warrant
             by execution of the Warrant Exercise Subscription Form)


To:      Symix Systems, Inc.

         [ ] [The undersigned hereby notifies you of its intention to exercise the warrant to purchase common shares, no par value, of Symix Systems, Inc. held by the undersigned (the "WARRANT"). The undersigned intends to exercise the Warrant to purchase ___________ common shares (the "SHARES") at $______ per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares, by wire transfer, or certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below.]

         [The undersigned hereby notifies you of its intention to exchange the Warrant on a cashless basis pursuant to Section 2(e) of the Warrant to purchase Common Shares, no par value, of Symix Systems, Inc. Based on an exercise price of $_______ per Share (the Exercise Price currently in effect pursuant to the Warrant) and a Daily Price of $______, the undersigned intends to exchange the Warrant for _________ Common Shares.]



Date:
     ----------------


                                  ----------------------------------------------
                                  (Signature of Holder)
                                  This signature must conform in all respects to the name of the Holder as specified on the Warrant


                                  ----------------------------------------------
                                  (Street Address)


                                  ----------------------------------------------
                                  (City)   (State)


Payment:  $                   wire transfer
           ------------------

          $                   check
           ------------------

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant
                   after delivery of Warrant Exercise Notice)


To:      [Issuer]

         The undersigned irrevocably exercises this Warrant for the purchase of ___________ common shares, no par value (the "SHARES"), of Symix Systems, Inc. (the "COMPANY") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________ (such payment being made by wire transfer or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such wire transfer or check), all on the terms and conditions specified in the within Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:
     ------------------


                                 -----------------------------------------------
                                 (Signature of Holder)
                                 This signature must conform in all respects to the name of the Holder as specified on the Warrant


                                 -----------------------------------------------
                                 (Street Address)


                                 -----------------------------------------------
                                 (City)              (State)          (Zip Code)

Securities and/or check to be issued to:
                                        ----------------------------------------


Please insert social security or identifying number:
                                                    ----------------------------

Name:
     ---------------------------------------------------------------------------


Street Address:
               -----------------------------------------------------------------


City, State and Zip Code:
                         -------------------------------------------------------

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:
                                                    ----------------------------


Name:
     ---------------------------------------------------------------------------


Street Address:
               -----------------------------------------------------------------


City, State and Zip Code:
                         -------------------------------------------------------

                             WARRANT ASSIGNMENT FORM



                                                      Dated _____________, 200__


         FOR VALUE RECEIVED, _______________________ hereby

         irrevocably sells,  assigns and transfers

         unto_____________________________(the "ASSIGNEE"),

                    (please type or print in block letters)


________________________________________________________________________________
                                (insert address)

its right to purchase up to ___________ common shares, without par value, of Symix Systems, Inc. (the "COMPANY") represented by this Warrant and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                Signature:
                                          -----------------------------------
                                          (Signature of Holder)
                                          This signature must conform in all
                                          respects to the name of the Holder as
                                          specified on the Warrant

                                   SCHEDULE A
                                   TO WARRANT

         The following investors entered into warrants for the purchase of the number of common shares, no par value, of Symix Systems, Inc., set forth next to their respective names. The warrants are identical to the warrant of Morgan Stanley Dean Witter Venture Partners IV, L.P., set forth in Exhibit 4(d) of this Quarterly Report on Form 10-Q, except with respect to the number of common shares, no par value, of Symix Systems, Inc. covered by the respective warrants.


Investor                                                        Number of Shares
--------                                                        ----------------

Morgan Stanley Dean Witter Venture Investors IV, L.P.                25,212

Morgan Stanley Dean Witter Venture Offshore Investors IV, L.P.        8,478

Morgan Stanley Dean Witter Equity Funding, Inc.                      69,202

Fallen Angel Equity Fund, L.P.                                      133,334